EXHIBIT 10.11

SALES REPRESENTATIVE AGREEMENT

This Sales Representative Agreement (hereinafter called “Agreement”), to be effective as of this 29th day of June, 2016 (hereinafter the “Effective Date”), is by and between Cherubim Interests, LLC., dba BCS USA, a wholly owned subsidiary of Cherubim Interests, Inc.  (“BCS”), a Nevada corporation having its principal place of business at 1304 Norwood Dr., Bedford, TX 76022 and United Cannabis Corporation, a Colorado corporation having its principal place of business at 1600 Broadway, Suite 1600, Denver, Colorado 80202 (“UCC”).  Throughout this agreement, BCS and UCC may each be referred to as “Party” and collectively the “Parties.”

In consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.

EXCLUSIVE MARKET AND TERRITORY

1.1

BCS grants UCC the exclusive and non-assignable right to solicit orders for the Product throughout the world (the “Territory”).  UCC has authority to solicit orders only and has no authority to accept orders.  All orders solicited by UCC shall be subject to acceptance by BCS.

1.2

The term “Product” shall mean any portable testing and/or extraction laboratory(s)/facility(s) offered by BCS for sale.  A description of the initial Product is attached here as Exhibit A.

1.3

From time to time, UCC shall generate sales call reports, sales forecasts, and such other information pertinent to UCC’s performance hereunder and shall keep BCS informed as to competitive and economic conditions which may affect the marketing or sales of the Products.

2.

PURCHASE ORDERS AND SHIPMENTS

2.1

UCC shall order the Product by written notice to BCS.  Each purchase order shall specify the number of units to be shipped, the desired method of shipment, the desired shipment date, and the delivery site.  BCS shall indicate its acceptance of such purchase order by returning a signed copy to UCC.  BCS agrees to ship units as close as possible to the delivery schedule set forth in each order as accepted by BCS, unless BCS otherwise indicates in writing.  Shipping dates are approximate and are based, to a great extent, on prompt receipt by BCS of all necessary ordering information from UCC.  BCS shall not be required to honor any purchase order which: (a) specifies a shipping date earlier than BCS’s then current delivery schedule for the date such purchase order is received by BCS and/or (b) specifies a quantity to be delivered in any one month within the current delivery schedule which is greater than 25% of the total quantity in the preceding sixty (60) day period.

2.2

All shipments of the Product shall be made FOB BCS’s plant and liability for loss or damage in transit, or thereafter, shall pass to the customer upon BCS’s delivery of the Product to a common carrier for shipment.  The customer shall bear all costs of transportation, insurance and import/export duties.  BCS shall provide written notice to the customer and UCC when orders are ready for shipment.  BCS shall not be in default by reason of any failure in its performance under this Agreement if such failure results from, whether directly or indirectly, fire, explosion, strike, freight embargo, Act of God or of the public enemy, war, civil disturbance, act of any government, de jure or de facto, or agency or official thereof, material or labor shortage, transportation contingencies, unusually severe weather, default of any other manufacturer or a supplier or subcontractor, quarantine, restriction, epidemic, or catastrophe, lack of timely instructions or essential information from UCC, or otherwise arisen out of causes beyond the control of BCS.  BCS will not at any time be liable for any incidental, special or consequential damages.

3.

PAYMENTS AND COMMISSIONS

3.1

All payments required under this Agreement shall be made by the customer as follows:

•

A deposit equal to 50% of the total amount of the order upon submittal of the Purchase Order.

•

The remaining balance is due in full upon the completion of 60% of the construction of all Products specified in the applicable Purchase Order.  A Product is considered 60% complete upon completion of three walls.  BCS shall provide written notice to the customer and UCC when the 60% completion point is reached.

3.2

All payments due hereunder shall be paid by credit card, check or bank wire payable in U.S. dollars to BCS, or to the account of BCS at such bank as BCS may from time to time designate by notice to customer.  Except as authorized by BCS, UCC shall have no authority to make collections from customers, but shall assist BCS in collections upon request.

3.3

BCS agrees to pay UCC a commission on all Products sold.  The commission will be equal to the sales price of the Product as shown on the purchase order submitted to BCS, less shipping, custom duties or similar charges, less $47,000.  The commission will be paid to UCC within ten (10) days of BCS receiving the final payment as provided in Section 3.1 of this Agreement.

4.

TRADEMARKS/TRADENAMES

4.1

UCC will have the right to use BCS’ names, trademarks and tradenames for purposes of marketing the Product.  All advertising and other promotional material will  be submitted to BCS at least two (2) weeks in advance and will only be used if BCS consents thereto, which consent shall  not be unreasonably withheld.   BCS reserves the right to, at its sole discretion, periodically review   and monitor UCC’s use of its

marks for proper trademark usage as may be required to preserve BCS’ rights, good will, and value in its trademarks and tradenames.  UCC will, on termination of this Agreement, discontinue the use of BCS’s name, trademarks or tradenames on any stationery, invoices, promotion material or otherwise and thereafter will not use the same, either directly or indirectly in connection with its business, or expressions so nearly resembling the same as would likely lead to confusion or uncertainty, or to deceive the public.

5.

NON-COMPETE

5.1

Unless authorized by BCS in writing, neither UCC nor any other entity in which UCC or any of its principals has any ownership or other financial interest, at any time during the term of this Agreement, or within one hundred eighty (180) days after the termination of this Agreement, shall either sell, or act as a sales representative for any products or product lines which are in any way similar in design, function or intended use as to the Product, or which otherwise are competitive with the Product.  UCC will use its best efforts to notify BCS of any potential or current competitive product or product line.

5.2

Unless authorized by UCC in writing, neither BCS nor any other entity in which BCS or any of its principals has any ownership or other financial interest, at any time during the term of this Agreement, or within one hundred eighty (180) days after the termination of this Agreement, shall either sell, or act as a sales representative for any products or product lines which are in any way similar in design, function or intended use as to the Product, or which otherwise are competitive with the Product.

6.

WARRANTY

6.1

All Products and components thereof are subject to their respective manufacturer’s warranties.  The warranties, WHICH RUN TO THE CUSTOMER, will be represented to the customer in documents provided by the respective manufacturers. Products, parts or components that are replaced or repaired shall be subject to the same limitations and exclusions as the warranty for a new Product.

6.2

UCC may not extend the warranty or modify it in any respect. No modification or extension of any warranty is effective unless it is in a writing signed by an authorized officer of BCS. UCC shall notify BCS of any claimed defect in any product within thirty (30) days of the date UCC becomes aware of the defect, by giving a written report setting forth all pertinent details including a description of the defect and the time and place of occurrence.

6.3

UCC shall make certain that all customers are aware of the terms of the Product and component warranties prior to the sale of the Product and will deliver a copy of manufacturer’s warranty documents with the sale of each Product. UCC shall prepare or cause a customer to prepare and forward to BCS any warranty registration materials or the like which BCS may require.

7.

PROPRIETARY INFORMATION

7.1

 “Proprietary Information” as used herein shall mean all or any portion   of only the: (a) written, recorded, graphical or other information in tangible form disclosed during the term of this Agreement, by one party to the other party which is labeled “Proprietary”, “Confidential”, or with a similar legend denoting the proprietary interest therein of the disclosing party; (b) oral information which is disclosed by one party to the other party to the extent it is identified as “Proprietary” or “Confidential” at the time of oral disclosure, is reduced to written or other tangible form within thirty (30) days of oral disclosure, and such written or tangible form is labeled “Proprietary”, “Confidential”, or  with a similar legend denoting the proprietary interest therein of the disclosing party; and (c) models and other devices delivered or disclosed, during the Term of this Agreement, by one party to the other party which have been identified in writing at the time of disclosure as being proprietary to the disclosing party; and provided further, however, Proprietary Information shall not include any data, information or device that is: (i) in the possession of the receiving party prior to its disclosure by the disclosing party and not subject to other restriction on disclosure; (ii) independently developed by the receiving party; (iii) publicly disclosed by the disclosing party; (iv) rightfully received by the receiving party from a third party without restrictions on disclosure; (v) approved for unrestricted release or unrestricted disclosure by the disclosing party; or (vi) produced or disclosed pursuant to applicable laws, regulations or court order, provided the receiving party has given the disclosing party prompt notice of such request so that the disclosing party has an opportunity to defend, limit or protect such production or disclosure.

7.2

The Parties agree, (a) not to disclose Proprietary Information of the other Party (b) to limit dissemination of the other Party’s Proprietary Information to only those of the receiving Party’s officers, directors and employees who require access thereto to perform their functions regarding the purposes of his Agreement; and (c) not to use Proprietary Information of the other Party except for the purposes of this Agreement, which purposes shall include disclosure to subcontractors and second sources, both in accordance with nondisclosure agreements. The standard of care to be exercised by the receiving Party to meet these obligations shall be the standard exercised by the receiving Party with respect to its own proprietary information of a similar nature, but in no event less than due care.

7.3

Each Party retains all rights and title to all Proprietary Information, in any form, disclosed to the other Party pursuant to this Agreement. Each Party acknowledges that such information is of substantial value and that any disclosure or misuse of such information is harmful to the originating Party.

7.4

The Parties shall only disclose Proprietary Information to those employees and independent contractors who require access to the Proprietary Information to permit a Party to exercise its rights and perform its obligations under this Agreement. A Party shall not disclose any Proprietary Information to any employee or independent contractor unless the employee or independent contractor has signed a nondisclosure agreement incorporating provisions obligating the employee or independent contractor to maintain the confidentiality of the other Party’s Proprietary Information.

The Parties agree to keep the terms and conditions of this Agreement confidential and proprietary among the Parties and/or their affiliates.

8.

TERMINATION

8.1

Except as provided below, this Agreement will terminate on a mutually agreed date, to be agreed upon by both Parties.

8.2

In the event of default or failure by either Party to perform any of the terms, covenants or provisions of this Agreement, the defaulting Party shall have thirty (30) days after the giving of written notice of such default by the non-defaulting Party to correct such default.  If such default is not corrected within the said thirty (30) day period, the non-defaulting Party shall have the right, at its option, to cancel and terminate this Agreement.  The failure of the non-defaulting Party to exercise such right of termination or otherwise shall not be deemed to be a waiver of any right the non-defaulting Party might have, nor shall such failure preclude the non-defaulting Party from exercising or enforcing said right upon any subsequent failure by the defaulting Party.

8.3

Either Party shall have the right, at its option, to cancel and terminate this Agreement in  the event that the other Party shall (i) become involved in insolvency, dissolution, bankruptcy or receivership proceedings affecting the operation of its business (ii) make an assignment of all or substantially all of its assets for the benefit of creditors, or (iii) in the event that a receiver or trustee is appointed for the other Party and the other Party shall, after the expiration of thirty (30) days following any of the events enumerated above, have been unable to secure a dismissal, stay or other suspension of such  proceedings.

8.5

No termination of this Agreement shall constitute a termination or a waiver of any rights of either Party against the other Party accruing at or prior to the time of such termination.

8.6

The obligations of Sections 5, 6 and 7 shall survive the termination of this Agreement.

9.

NOTICES

9.1

Except as otherwise provided in this Agreement any notice, payment or other communication pursuant to this Agreement shall be sufficiently made or given on the date of mailing if sent to such Party by first class mail, postage prepaid, addressed to it at its address below or as it shall designate by written notice given to the other  Party:

In the case of BCS to:

Patrick Johnson

Cherubim Interests DBA BudCube Cultivation Systems

1304 Norwood Dr.

Bedford, TX 76022

In the case of UCC to:

Ernest Blackmon

United Cannabis Corporation

1600 Broadway Ste. 1600

Denver, CO  80202

10.

ADDITIONAL PROVISIONS

10.1

Arbitration. The parties agree to binding arbitration pursuant to the provisions of the Commercial Rules of the American Arbitration Association, provided however, that this arbitration provision shall not preclude either Party from seeking injunctive relief from any court having jurisdiction with respect to any disputes or claims relating to or arising out of the misuse or misappropriation of either Party’s trade secrets or confidential and proprietary information. The arbitrator shall award costs and fees, including reasonable attorneys’ fees, to the prevailing party, or he/she shall be free to apportion costs and fees as he/she deems reasonable under the circumstances.  This Agreement and the terms hereof shall be governed by the laws of the state of Texas.  The arbitration proceedings will be held in Tarrant County, TX.

10.2

Disclaimers. UCC does not assume any responsibility for defective products where the defective products are not manufactured according to specifications agreed to by both parties.

10.3

Independent Contractors. The Parties herby acknowledge and agree that each is an independent contractor and that neither Party shall be considered to be the agent, representative, master or servant of the other Party for any purpose whatsoever, and that neither Party has any authority to enter into a contract, to assume any obligation or to give warranties or representations on behalf of the other Party. Nothing in this relationship shall be construed to create a relationship of joint venture partnership, fiduciary, or other similar    relationship between the Parties.

10.4

NonWaiver.  The Parties covenant and agree that if a Party fails or neglects for any    reason to take advantage of any of the terms providing for the termination of this Agreement or if a Party, having the right to declare this Agreement terminated, shall fail to do so, any such failure or neglect by such Party shall not be a waiver or be deemed or be construed to be a waiver of any cause for the termination of this Agreement subsequently arising, or as a waiver of any of the  terms, covenants or conditions of this Agreement or of the performance thereof.  None of the terms, covenants and conditions of this Agreement may be waived by a Party except by its written consent.

10.5

Reformation. All Parties hereby agree that neither Party intends to violate any public policy, statutory or common law, rule, regulation, treaty or decision of any government agency or executive body thereof of any country or community or association of countries; that if any word, sentence, paragraph or clause or combination thereof of this Agreement is found, by a court or executive body with judicial powers having jurisdiction over this Agreement or any of its Parties hereto, in a final unappealed order to be in violation of any such provision in any country or community or association of countries, such words, sentences, paragraphs or    clauses of combination shall be inoperative in such country or community or association of countries, and the remainder of the Agreement shall remain binding upon the Parties  hereto.

10.6

Force Majeure.  No liability hereunder shall result to a Party by reason of   delay in performance caused by force majeure that are circumstances beyond the reasonable control of the Party, including, without limitation, acts of God, fire, flood, war, civil unrest, labor unrest, or shortage of or inability to obtain material or equipment.

10.7

Assignment.  This Agreement and the rights granted hereunder shall not be assigned by either Party without the prior written consent of the other Party.

10.8

Government Compliance.  BCS shall at all times during the term of this Agreement comply and cause its Affiliates to comply with all laws that may control the import, export, manufacture, use, sale, marketing, distribution and other commercial exploitation of the Product or any other activity undertaken pursuant to   this Agreement.  Each Party shall comply with all applicable laws and regulations in performing its responsibilities hereunder.

10.9

Entire Agreement.  The terms and conditions herein constitute the entire Agreement between the Parties and shall supersede all previous agreements, either oral or written, between the Parties hereto with respect to the subject matter hereof.  No agreement or understanding bearing on this Agreement shall be binding upon either Party hereto unless it shall be in writing and signed by the duly authorized officer or representative of each of the Parties and shall expressly refer to this Agreement.

IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Agreement in multiple originals by their duly authorized officers and representatives on the respective dates shown below.

CHERUBIM INTERESTS, LLC,

UNITED CANNABIS CORPORATION

dba BCS USA

By:

/s/ Patrick Johnson

By: /s/ Earnest Blackmon

      Patrick Johnson, CEO/Pres

       Earnest Blackmon, President

June 29, 2016

June 29, 2016

Date

Date

EXHIBIT A

Product List

BCS-USA & NTX Porta-Lab 1.0

Ice Machine
washer
20'
1' 1"
4'
table1 (B1)
1' 8"
4'
table2 (B1)
1' 8"
2'
2'
2'
1' 9"
WH
17' 11"
1' 3"
Containment
Mini split (A1)
7' 3"
3' 6"
8'
4'
table3 (B2)
4'
table (B2)
1' 8"
PANEL
RO filter

Figure  - Conceptual Schematic

Description:

20” ISO, Certified Used, Shipping Container retro-fitted with the following;

1.

Containment Area

a.

Containment wall with Metal Insulated Entry Door w/Deadbolt locks, keyed locksets and a wide angled peep-hole.

b.

Electrical Panel and main connector

c.

LED Light Fixture and Switch

d.

Containment Barrier and Clean Room Mat

2.

Plumbing

a.

20 Gallon Electric Water Heater including over-flow drain pan

b.

Wall clean-out cover

c.

Drain Vent Line - ABS pipe with fitting(s) and hanger(s)

d.

20-gallon service sink basin

e.

Sink faucet w/sprayer

f.

P-trap assembly

g.

Bubbleman Washer – drain into service sink

h.

Distribution manifold for PEX tubing

i.

Water Supply line(s) – PEX with fitting(s) and Hanger(s)

j.

Angle Stop Valve(s)

k.

RV water connection – filler and box

l.

Ice Machine with Condensate Pan and Connection Line(s) w/Valve(s)

m.

Clean Out

3.

Electrical

a.

200 Amp Breaker Panel

b.

Standard Grade LED Light Fixtures

c.

110 Volt Boxes, wiring, outlets and switches

d.

110 Volt GFI Outlets as applicable

e.

220 Volt, wiring, box, outlet and switch

f.

Disconnect Box

g.

Combination CO / Smoke Detector

4.

Heat, Ventilation and Air Conditioning

a.

Refrigerant line-set

b.

Duct-free split system – 1 Zone – High Efficiency

c.

Low Volume Ventilation Fan

d.

Vent-Rain Cap and Storm Collar as applicable

5.

Interior Wall System

a.

3 ½” Insulated Metal Panel and Track System w/ trim components

b.

Closure strips for panels

c.

Commercial Grade Vinyl Floor Covering

6.

Exterior

a.

Metal Housing – HVAC System

b.

Access-fab openings & connections to conform to ISO Shipping Regulations

c.

Undercoating & Rust inhibitor as applicable

d.

Paint

e.

Make ready for Shipping as applicable